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                                                                  Exhibit 10(ak)

                              EMPLOYMENT AGREEMENT

                                       FOR

                                DAVID SCHONBERGER

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

                                TABLE OF CONTENTS

                                                                                                                Page

         1.       Employment......................................................................................1

         2.       Employment Period...............................................................................1

         3.       Services/Place of Employment....................................................................2

         4.       Compensation and Benefits.......................................................................2

         5.       Termination of Employment and Change in Control.................................................9

         6.       Compensation Upon Termination of Employment....................................................14

         7.       Mitigation; Payments Pending Resolution

                  of Disputes....................................................................................17

         8.       Non-compete....................................................................................17

         9.       No Solicitation; Confidentiality...............................................................18

         10.      Previous Employer..............................................................................19

         11.      Arbitration....................................................................................21

         12.      Indemnification/Legal Fees.....................................................................21

         13.      Successors and Assigns.........................................................................22

         14.      Modification or Waiver.........................................................................23

         15.      Notices........................................................................................23

         16.      Governing Law..................................................................................24

         17.      Severability...................................................................................24

         18.      Counterparts...................................................................................24

         19.      Headings.......................................................................................24

         20.      Entire Agreement...............................................................................24

         21.      Exculpation....................................................................................24


         SCHEDULES
         ---------
                  Schedule A                Existing Investments
                  Schedule B                Prior Employer Agreements

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                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into as of November 2, 1998, by and between DAVID SCHONBERGER, an individual residing in the State of New York ("EXECUTIVE"), and FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust with offices at 55 Public Square, Suite 1900, Cleveland, Ohio 44113(the "COMPANY").

                                    RECITALS

         WHEREAS, the Company desires to employ Executive as Executive Vice President and Executive desires to be employed by the Company as Executive Vice President.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1.       EMPLOYMENT

         The Company hereby agrees to employ Executive, and Executive hereby agrees to accept such employment during the period and upon the terms and conditions set forth in this Agreement.

2.       EMPLOYMENT PERIOD

     (1) EMPLOYMENT PERIOD. Except as otherwise provided in this Agreement to the contrary, the terms and conditions of this Agreement shall be and remain in effect during the period of employment (the "EMPLOYMENT PERIOD") established under this Paragraph 2. The initial Employment Period shall be for a term commencing on the date of this Agreement and ending on the fourth anniversary of the date of this Agreement, unless earlier terminated as provided in this Agreement. Immediately following the execution hereof, the Executive shall resign from all positions as an employee, officer and director of his current employer and its affiliates.

     (2) UNEXPIRED EMPLOYMENT PERIOD. If Executive's employment with the Company is terminated, for purposes of this Agreement the term "UNEXPIRED EMPLOYMENT PERIOD" shall mean the period commencing on the date of such termination and ending on the last day of the Employment Period.

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3.   SERVICES/PLACE OF EMPLOYMENT

     (1) SERVICES. During the Employment Period, Executive shall hold the position of Executive Vice President. Executive shall devote his best efforts and such business time, skill and attention exclusively to the business of the Company (other than absences due to vacation, illness, disability or approved leave of absence) as is necessary to perform such duties as are customarily performed by similar executive officers together with such other reasonable duties as may be more specifically enumerated from time to time by the Company's board of trustees ("BOARD OF TRUSTEES" or "BOARD") PROVIDED, HOWEVER, that the foregoing is not intended to preclude Executive from (i) owning and managing personal investments, including real estate investments, in accordance with Paragraph 8 hereof or (ii) engaging in charitable activities and community affairs, provided that (x) with respect to the activities referenced in clause
(ii), Executive obtains the prior approval of the Board as to the amount of time Executive will devote to such activities and (y) the performance of the activities referred to in clauses (i) and (ii) of this Paragraph 3(a) does not prevent Executive from devoting sufficient business time to the Company to carry out Executive's duties as Executive Vice President.

     (2) PLACE OF EMPLOYMENT. The principal place of employment of Executive shall be at the Company's executive offices in New York (Manhattan County), New York.

4.  Compensation and Benefits

     (1) SALARY. During the first twelve (12) months of the Employment Period, the Company shall pay Executive an annual base salary in the amount of $200,000 payable in accordance with the Company's regular payroll practices. Executive's annual base salary shall be reviewed annually in accordance with the policy of the Company and shall be subject to upward adjustment based upon, among other things, Executive's performance, as determined in the sole discretion of the Board PROVIDED HOWEVER that the annual increase in base salary for each year of the Term shall be at least 5% over the annual base salary for the previous year (the annual base salary as adjusted from time to time is hereinafter referred to as the "ANNUAL BASE SALARY"). In no event shall Executive's Annual Base Salary in effect at a particular time be reduced without his prior written consent.

     (2) TAXES AND WITHHOLDING. The Company shall have the right to deduct and withhold from all compensation all social security and other federal, state and local taxes and charges which currently are or which hereafter may be required by law to be so deducted and withheld.

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     (3) ADDITIONAL BENEFITS. In addition to the other compensation payable pursuant to this Agreement, Executive shall be entitled to the following.

     (1) BENEFITS. All fringe benefits and perquisites as are generally made available from time to time to all employees and/or to executives of the Company generally and to participate in any pension, profit-sharing or similar plan or program established from time to time by the Company for the benefit of its employees and/or executives generally, subject to the provisions of such plans. In any event, Executive's health insurance coverage shall commence on the date of this Agreement (or the Company shall reimburse Executive for COBRA payments until such coverage can commence).

     (2) MEMBERSHIP FEES. Membership fees and costs for reasonable and customary memberships in professional organizations.

     (3) EXPENSE REIMBURSEMENT. Reimbursement for reasonable business expenses incurred by Executive in furtherance of the interests of the Company, subject to the reasonable procedures established by the Company from time to time with respect to substantiation and approval.

     (4) VACATION AND SICK LEAVE/PERSONAL DAYS. Such periods of paid vacation and sick leave/personal days allowance each year (not less than four (4)weeks vacation and seven (7) days of sick leave/personal days per full twelve (12) month period) that are consistent with the Company's vacation and sick leave/personal days policy for senior management.

     (5) SHARE OPTIONS. GRANT. The grant upon execution of this Agreement of share options ("SHARE OPTIONS") to acquire 360,000 shares of the Company's common shares of beneficial interest ("COMMON SHARES").

                    The parties acknowledge that the Company's 1994 Long Term
               Incentive Performance Plan (the "PLAN") does not contain a sufficient number of Common Shares issuable under the Plan to cover the full amount of the Share Options as of the date of this Agreement. Notwithstanding the foregoing, the Company hereby grants Executive the full number of Share Options subject to the condition that the grant of such Share Options ("CONDITIONAL OPTIONS") shall be conditioned on

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
               the approval by the shareholders of the Company of such grant (if required) and amendments to the Plan increasing the number of Common Shares issuable thereunder and otherwise permitting the Share Options and Additional Share Options (as defined herein) to be issued in accordance with the terms of this Agreement. The Company shall use its reasonable best efforts to obtain such approval. If the Company has not obtained such shareholder approval by June 30, 1999, such failure shall permit Executive to terminate this Agreement for Good Reason in accordance with the terms of this Agreement, in which case such Conditional Options shall be forfeited.

                    VESTING/EXERCISE. All of the Share Options shall vest as of the date of this Agreement but may only be exercised as follows: twenty-five (25%) percent of each of the $6.50 Options (as defined herein) and $8.50 Options (as defined herein) shall become exercisable on each anniversary of the Employment Period whether or not the Executive is employed by the Company on such anniversary. Notwithstanding the foregoing, Share Options granted to Executive shall (I) become exercisable in full upon (a) a Change in Control (as defined herein); (b) a termination by the Company without Cause (as defined herein); (c) a termination by the Executive for Good Reason (as defined herein); or (d) the eighteen (18) month anniversary of the Company being placed into voluntary or involuntary bankruptcy if Executive has not terminated his employment prior to such eighteen (18) month anniversary; (II) become exercisable Pro Rata (as defined herein) in the event of a termination due to death or Disability (as defined herein) (the Share Options in clauses (I) and (II) being collectively defined together with any Share Options which have previously become exercisable by their terms, as the "EXERCISABLE OPTIONS"); and (III) be forfeited in full (whether exercisable (unless previously exercised) or unexercisable) upon a termination by the Company for Cause (as defined herein). "PRO RATA" means an amount of Share Options (half of which shall be $6.50 Options and half of which shall be $8.50 Options) equal to
               (x) the percentage equal to (i) the number of days from the commencement of the Exercise Year (as defined herein) through the date of the termination event divided by (ii) 365;

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               MULTIPLIED BY (y) the number of Share Options which would
               otherwise have become exercisable during the Exercise Year in which the termination event occurs. "EXERCISE YEAR" means the twelve months commencing on the last date prior to termination on which the Share Options became exercisable (or from commencement of the Employment Period if termination occurs during the first twelve months of such commencement).

                    The Company shall provide Executive 30 days' prior written notice of the record date for any dividends or other distributions being paid with respect to the Common Shares. If such dividend or other distribution would trigger Executive's right to terminate this Agreement due to a Change in Control (the "TRIGGER EVENT"), then, notwithstanding anything herein to the contrary, the Share Options shall become exercisable in full as of the date of such notice; PROVIDED, HOWEVER, that (i) any exercise of such Share Options by Executive shall only become effective upon the Trigger Event being consummated and (ii) if the Trigger Event is not consummated, any such Share Options which were not yet exercisable as of the date of the Trigger Event shall again become unexercisable until the date they would have otherwise become exercisable in accordance with the terms of this Agreement.

                    Notwithstanding anything herein to the contrary, if the
               exercise price adjustment (see below) results in the exercise price of a Share Option equaling zero, such Share Option shall immediately become exercisable.

                    EXERCISE PRICE. The option exercise price with regard to the
               Share Options granted shall be as follows: 50% at $6.50 per Common Share (the "$6.50 OPTIONS") and 50% at $8.50 per Common Share (the "$8.50 OPTIONS"). The exercise price of each Share Option will be adjusted (but not below zero) on each anniversary of its grant by an amount equal to (i) an increase of 10% per annum (compounded annually) MINUS (ii) all dividends or other distributions (including the value of non-cash dividends, including without limitation, share dividends and spin-off distributions) declared per Common Share for the applicable year. Notwithstanding the foregoing, the adjustment to the exercise price set forth in clause (i) in the preceding sentence shall

                                       5

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               (x) not commence until the eighteen (18) month anniversary of the commencement of the Employment Period; and (y) be applied ratably at the time(s) Executive exercises the Share Options (e.g. if Share Options are exercised on the 20-month anniversary of the commencement of the Employment Term, the exercise price in effect on that date would be increased by 1.667% (2/12 of 10%) minus any dividends paid on or prior to the date of exercise (to the extent such dividends were not previously deducted)).

                    OPTION EXERCISE TERM. Subject to the terms of this
               Agreement, all Share Options shall be exercisable for 10 years following the date upon which they are granted unless they expire earlier in accordance with this Agreement. In the event of the non-renewal of this Agreement after the expiration of the Employment Period, a Change of Control (unless Executive does not terminate his employment under this Agreement in which event the Share Options shall remain exercisable until they would otherwise expire under the terms of this Agreement), a termination without Cause, a termination for Good Reason, death or a termination by reason of Disability, all Exercisable Options shall remain exercisable for six (6) months following such event after which they shall expire. In the event of a termination without Good Reason, (i) all Share Options which were already exercisable prior to the date of termination shall remain exercisable for thirty (30) days after such event of termination after which they shall expire, and (ii) all the Share Options which are not yet exercisable prior to the date of termination shall be exercisable for thirty (30) days after the date on which they become exercisable in accordance with the terms of this Agreement after which they shall expire (the "POST-EXERCISABLE Options").

                    Notwithstanding the foregoing, the option exercise term of all Share Options intended to be treated as incentive stock options shall be such shorter period of time as may be required for incentive stock option treatment pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

                    COMPANY CALL OPTION. With respect to the Post-Exercisable

               Options, the Company shall have

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               the right (the "CALL OPTION") to require Executive to transfer the Post-Exercisable Options to the Company at any time after the date of termination by Executive of his employment Without Good Reason for a price equal to the "Exercise Spread" (as defined herein). If such Exercise Spread is zero or less, the Company may purchase the Post-Exercisable Options for no consideration. The Company shall provide written notice to Executive that it is exercising the Call Option and the date on which such notice is deemed to have been given under the terms of this Agreement shall be deemed the "VALUATION DATE". The "EXERCISE SPREAD" shall be
               (i) the difference between (a) the exercise price of a Post-Exercisable option and (b) the "Closing Price" of a Common Share on the Valuation Date. The "CLOSING PRICE" means (i) if the Common Shares are listed or admitted to trading on the New York Stock Exchange (the "NYSE"), the American Stock Exchange ("AMEX") any national securities exchange or the Nasdaq Stock Market ("NASDAQ"), the closing price on the Valuation Date, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the Common Shares are not listed or admitted to trading on the NYSE, the AMEX, any national securities exchange or the Nasdaq, the last reported sale price on the Valuation Date or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; or (iii) if the Common Shares are not listed or admitted to trading on the NYSE, the AMEX, any national securities exchange or the Nasdaq and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on the Valuation Date, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on the Valuation Date, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five (5) days prior to the date in question) for which prices have been so reported; PROVIDED, HOWEVER, that if there are no bid and asked prices reported during the five (5) days prior to the date in question, the Closing Price of the Common Shares shall be determined by the independent trustees of the

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               Company acting in good faith on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate.

               ISOS. Any Share Options granted hereunder shall be "INCENTIVE STOCK OPTIONS" under Section 422 of the Code to the maximum extent possible under the Code, subject to Executive satisfying applicable employment and holding period requirements under the Code.

               TRANSFERABILITY. Executive shall not be entitled to assign, hypothecate, alienate, pledge or otherwise transfer the Share Options except to a member of Executive's Immediate Family or an entity controlled by Executive or Executive's Immediate Family (other than Share Options intended to be incentive stock options within the meaning of Section 422 of the Code which shall not be transferable). "IMMEDIATE FAMILY" shall mean a spouse, child, parent, sibling or in-law. Any such transferee shall be bound by the terms of this Agreement and the Plan with respect to such Share Options.

          (6) ADDITIONAL SHARE OPTIONS. The grant of additional share options ("ADDITIONAL SHARE OPTIONS") in an amount equal to 1% of the first $120 million of equity (common or convertible preferred securities)("NEW EQUITY") raised by the Company subsequent to October 15, 1998. The Additional Share Options shall be considered "Share Options" for purposes of this Agreement except that (i) such options shall be granted and shall vest as of the date of issuance of the New Equity; (ii) the per share exercise price of such options shall be equal to the per share issue price of the New Equity; and (iii) such options shall become and remain exercisable (or be immediately exercisable) in the same proportion and same manner and duration that the previously granted Share Options are already exercisable or become exercisable (E.G. if 25% of the previously granted Share Options have already become exercisable at the time the Additional Share Options are granted, 25% of all the Additional Share Options shall be immediately exercisable upon grant, with the balance of the Additional Share Options proportionally becoming exercisable on the same timetable as the previously granted Share Options). In addition, Executive shall be entitled to receive

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               such other share options as may be granted by the Board in its sole discretion.

               (vii)LEGAL FEES AND COSTS. Payment of the Executive's reasonable legal fees incurred in connection with the preparation and negotiation of this Agreement, up to an aggregate maximum of $35,000 for Executive, Daniel P. Friedman and Anne N.

                    Zahner.

5.   TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

     (1) REASON FOR TERMINATION. Executive's employment hereunder may be terminated during the Employment Period under the following circumstances:

                    (1) CAUSE. The Company shall have the right to terminate Executive's employment for Cause upon Executive's: (A) conviction of, or plea of guilty or no contest to, an illegal act with respect to the Company; (B) conviction of, or plea of guilty or no contest to, a felony involving moral turpitude; or (C) Executive's willful and continued failure to use best efforts to substantially perform his duties hereunder (other than any such failure resulting from Executive's (x) incapacity due to Disability or (y) inability due to the unreasonableness of the duties requested to be performed) or willful misconduct or gross negligence in the performance of his duties hereunder for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Executive has not substantially performed his duties or engaged in actions which constitute willful misconduct or gross negligence, PROVIDED, HOWEVER, that no termination for Cause shall occur unless a majority of the Board has voted to terminate Executive for Cause after Executive has received notice and an opportunity to cure the alleged Cause in accordance with this Paragraph 5(a)(i) and has failed to do so. If the Executive is terminated for Cause, the date of termination shall be the date such written demand is delivered. Additionally, no act, or failure to act, on Executive's part shall be considered "WILLFUL" unless done, or omitted to be done, by him (I) not in good faith and (II) without reasonable belief that his action or omission was in furtherance of the interests of the Company.

                    (2) DEATH. Executive's employment hereunder shall terminate upon his death.

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

                    (3) DISABILITY. The Company shall have the right to terminate Executive's employment due to "Disability" in the event that there is a determination by the Company, upon the advice of an independent qualified physician mutually selected by Executive and the Company, that Executive has become physically or mentally incapable of performing his duties under this Agreement and such disability has disabled Executive for a period of one hundred eighty (180) days out of three hundred and sixty (360) days. (1)

                    (4) GOOD REASON. Executive shall have the right to terminate his employment for "Good Reason": (A) upon the occurrence of any material breach of this Agreement by the Company which shall include but not be limited to: (1) an assignment to Executive of duties materially inconsistent with Executive's status as Executive Vice President or a material and adverse alteration in the nature of, or material diminution in, Executive's duties and/or responsibilities, reporting obligations, titles or authority; (2) upon a reduction in Executive's Annual Base Salary or a material reduction in other benefits (not affecting the Company's executives generally) or a failure to pay such amounts when due; and (3) upon the relocation of the Company's principal executive offices or Executive's own office location to a location outside of Manhattan, it being acknowledged that the Company shall establish an office in Manhattan although as of the date hereof the Company does not yet have such an office; (B) upon the Company's failure to nominate Daniel P. Friedman ("FRIEDMAN") for election to the Board of Trustees or the Company's failure to use its reasonable best efforts to elect Friedman to the Board; (C) upon Friedman being forced to resign from the Board without Cause;(D) upon Friedman's termination of his Employment Agreement for Good Reason; (E) upon the Company being placed into voluntary or involuntary bankruptcy; or (F) the Company's failure to obtain shareholder approval pursuant to Paragraph 4(c)(v); provided, HOWEVER, that no termination for Good Reason shall occur unless the Company has received notice from Executive of termination for Good Reason and the Company has failed to cure such alleged action which may have given rise to Executive's right to terminate for Good Reason within thirty (30) days after written notice of such alleged actions is delivered to the Company specifically identifying such alleged actions.

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

               Any dispute between the parties as to an alleged breach by the Company as set forth in clause (A)(1) above shall be resolved by arbitration pursuant to Paragraph 11.

          (5) WITHOUT CAUSE. The Company shall have the right to terminate the Executive's employment hereunder without Cause subject to the terms and conditions of this Agreement.

          (6) WITHOUT GOOD REASON. The Executive shall have the right to terminate his employment hereunder without Good Reason subject to the terms and conditions of this Agreement.

          (7) CHANGE IN CONTROL. Executive shall have the right to terminate his employment hereunder following a Change in Control. For purposes of this Agreement "Change in Control" shall mean that any of the following events has occurred: (1)

                    (A) An acquisition (other than directly from the Company) of any voting securities of the Company (treating all classes of outstanding voting securities or other securities convertible into voting securities as if they were converted into voting securities) (the "VOTING SECURITIES") by any "person", "entity" or "group of affiliated persons" (as such terms are used for purposes of Section 13(d) or 14(d) (collectively, "PERSONS") of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than Gotham Partners, L.P. ("GOTHAM"), Apollo Real Estate Advisors, L.P. ("APOLLO") or any affiliate of Gotham or Apollo or entity in which Gotham or Apollo own at least a 50% interest (collectively, the "GOTHAM/APOLLO ENTITIES")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act and irrespective of any vesting or waiting periods) of thirty (30%) percent or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "NON-CONTROL ACQUISITION" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the

                    Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction."

                    (B) Six (6) of the ten (10) individuals who were appointed to the Board after April 1, 1998 (the "INCUMBENT BOARD") cease for any reason to be members of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's shareholders, of any new trustee was approved by Friedman, such new trustee shall, for purposes of this Agreement, be considered as a member of the Incumbent Board.

                    (C) A merger, consolidation or reorganization involving the Company, unless

                         (1) the shareholders of the Company, immediately before
                    such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than seventy (70%) percent of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger or consolidation or reorganization (the "SURVIVING ENTITY") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                         (2) the individuals who were members of the Incumbent
                    Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Entity or an entity beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Entity, and

                         (3) no Person (other than the Company, any Subsidiary,
                    any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Entity or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty (30%) percent or

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

                    more of the then outstanding Voting Securities) owns, directly or indirectly, thirty percent or more of the combined voting power of the Surviving Entity's then outstanding voting securities.

                    A transaction described in clauses (1) through (3) shall herein be referred to as a "Non-Control Transaction".

                    (D) A complete liquidation or dissolution of the Company.

                    (E) the Company makes aggregate cash or non-cash distributions to its shareholders of the proceeds from the sales of assets equal to or greater than $4.00 per Common Share and immediately following such distribution the "Net Asset Value" of the Company is less than $150 million. "NET ASSET VALUE" shall be the fair market value of all of the Company's assets (as determined by mutual agreement of Executive and the Company or, if the parties cannot agree, by an arbitrator in accordance with Paragraph 11) less all Company liabilities.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "SUBJECT PERSON") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

               (2) NOTICE OF TERMINATION. Any termination of Executive's employment by the Company or any such termination by Executive (other than on account of death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. In the event of the termination of Executive's employment on account of death, written Notice of Termination shall be deemed to have been provided on the date of death.

6.  COMPENSATION UPON TERMINATION OF EMPLOYMENT

     (1) BY THE COMPANY FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON. In the event the Company terminates Executive's employment for Cause or Executive terminates his employment without Good Reason, the Company shall pay Executive and Executive shall be entitled to receive any (i) unpaid Annual Base Salary at the rate then in effect accrued through and including the date of termination and (ii) reimbursement of expenses incurred prior to the date of termination ("EXPENSE REIMBURSEMENT").

     Except for any rights which Executive may have to unpaid salary amounts, the LTC Payment (as defined herein) and Expense Reimbursement through and including the date of termination and Exercisable Options (and, with respect to a termination by Executive without Good Reason, any Share Options which have not yet become exercisable on the date of termination), the Company shall have no further obligations hereunder following such termination other than pursuant to Paragraphs 6(d), 10 and 12. The aforesaid amounts shall be payable in full immediately upon such termination.

     (2) UPON DEATH OR DISABILITY. In the event of termination of Executive's employment as a result of either Executive's death or Disability, the Company shall pay to Executive, his estate or his personal representative (i) the accrued but unpaid Annual Base Salary at the rate then in effect; (ii) earned but unpaid incentive compensation or bonuses for completed performance periods;
(iii) an amount equal to 12 months of the Annual Base Salary at the rate then in effect (the "SALARY PAYMENT"); and (iv) Expense Reimbursement. The aforesaid amounts shall be payable in cash without discount for early payment, at the option of Executive, his estate or his personal representative, either in full immediately upon such termination or monthly over the Unexpired Employment Period (the "PAYMENT ELECTION"). In the event of termination of employment due to Disability, Executive shall also receive continuation of health coverage through the end of the Unexpired Employment Period on the same basis as health coverage is provided by the Company for active employees and as may be amended from time to time ("MEDICAL CONTINUATION").

     Except for any rights which Executive may have hereunder including the accrued Annual Base Salary, the Salary Payment, Exercisable Options, the LTC Payment, Expense Reimbursement and in the event of a termination of employment due to Disability, Medical Continuation, the Company shall have no further obligations hereunder following such termination other than pursuant to Paragraphs 6(d), 10 and 12. The foregoing payments shall be in addition to any benefits to which Executive may be entitled under any insurance maintained by the Company.

     (3) BY THE COMPANY WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON OR IN THE EVENT OF A CHANGE IN CONTROL.
          ----------------------------------------------------------------------

     (i) NO BANKRUPTCY. In the event the Company terminates Executive's employment for any reason other than Cause, death or Disability or Executive terminates his employment for Good Reason (other than as set forth in Paragraph 6(c)(ii)), or in the event of a Change of Control, the Company shall pay to Executive and Executive shall be entitled to receive the sum total of: (A) the accrued but unpaid Annual Base Salary at the rate then in effect; (B) earned but unpaid incentive compensation and/or bonuses for completed performance periods;
(C)(1) if the effective date of termination is on or prior to the eighteen (18) month anniversary of the commencement of the Employment Term, an amount equal to three (3) times the Annual Base Salary at the rate then in effect or (2) if the effective date of termination is after the eighteen (18) month anniversary of the commencement of the Employment Term, an amount equal to two and one-half (2.5) times the Annual Base Salary at the rate then in effect (as applicable, the "TERMINATION PAYMENT"); and (D) continuation of Executive's participation in all benefit plans, programs or arrangements of the Company (except tax-qualified plans), including, without limitation, Medical Continuation, for a period of two years following such termination. The aforesaid amount shall be payable in cash without discount for early payment, at the option of Executive, in accordance with the Payment Election.

     (ii) BANKRUPTCY. Executive may not terminate employment for Good Reason due to the Company being placed in bankruptcy until the eighteen (18) month anniversary thereof. If Executive thereafter terminates this Agreement, the Company shall pay to Executive and Executive shall be entitled to receive the same payments and benefits set forth in Paragraph 6(c)(i); PROVIDED, HOWEVER, that if the date of being placed in bankruptcy is (x) on or prior to the eighteen (18) month anniversary of the commencement of the Employment Term, Executive shall receive the Termination Payment set forth in Paragraph 6(c)(i)(C)(1) and (y) after the eighteen (18) month anniversary of the commencement of the Employment Term, Executive shall receive the Termination Payment set forth in Paragraph 6(c)(i)(C)(2).

     (iii) SECTION 280G. Notwithstanding anything contained in this Agreement to the contrary, to the extent that any payment or distribution of any type to or for Executive by the Company, any affiliate of the Company, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of Section 280G of the Code and the regulations thereunder), or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "TOTAL PAYMENTS") is or will be subject to the excise tax imposed under Section 4999 of the Code (the "EXCISE TAX"), then the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments would result in the Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Executive received the entire amount of such Total Payments. Executive shall have the right to specify the order in which the Company shall reduce or eliminate the Total Payments in order to effectuate the foregoing.

         Except for any rights which Executive may have hereunder including the accrued Annual Base Salary, the Termination Payment, Exercisable Options, the LTC Payment, Expense Reimbursement and Medical Continuation, the Company shall have no further obligations hereunder following such termination other than pursuant to Paragraphs 6(d), 10 and 12.

          (4) GENERAL. The parties agree to cooperate to structure all termination payments made pursuant to this Agreement in a manner so that such payments are not subject to the Excise Tax.

7.   MITIGATION; PAYMENTS PENDING RESOLUTION OF DISPUTES

     Executive shall not be required to mitigate amounts payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment. Amounts owed to Executive under this Agreement shall not be offset by any claims the Company may have against Executive and such payment shall not be affected by any other circumstances, including, without limitation, any counterclaim, recoupment, defense, or other right which the Company may have against Executive or others. During the pendency of any dispute between the Company and Executive with respect to the termination of this Agreement, the Company shall establish and maintain an escrow account ("ESCROW ACCOUNT") with Battle Fowler LLP ("ESCROW AGENT") pursuant to an agreement reasonably acceptable to Executive and the Escrow Agent. The Company shall pay into the Escrow Account from time to time the compensation and cash-value of the benefits which would otherwise be payable to Executive if there were no dispute. Upon resolution of the dispute, the Escrow Agent shall pay the funds in the Escrow Account as required by the court or arbitrator with jurisdiction over the dispute or in accordance with the joint instructions of the parties.

8.   NON-COMPETE

     (1) NON-COMPETITION. Executive agrees that, without the prior written consent of a majority of the Board and in accordance with applicable law, and except as provided in subparagraph 8(b), during the Employment Period, Executive shall not invest, manage or otherwise be engaged in commercial real estate.

     (2) EXCLUDED ACTIVITIES. Nothing contained in this Paragraph 8 shall preclude Executive from:

          (1) Continuing to own, manage in accordance with past practices or make additional capital contributions to Executive's existing investments listed on SCHEDULE A attached hereto.

          (2) making passive investments of 5% or less in publicly listed or traded real estate companies.

9.   NO SOLICITATION; CONFIDENTIALITY.

     (1) NO SOLICITATION. During the Restricted Period (as defined herein), Executive shall not, nor cause any other person to, without the prior written consent of the Board, directly or indirectly, solicit for employment, employ in any capacity or make an unsolicited recommendation to any other person that it employ or solicit for employment any person who is or was, at any time during the Employment Period or the Restricted Period, an officer, executive or key employee of the Company or of any of its affiliates (other than Friedman and Anne N. Zahner, whose solicitation, employment or recommendation by Executive shall not be prohibited by the terms of this Agreement). As used in this Agreement, "RESTRICTED PERIOD" shall mean the six (6) months following Executive's termination of employment for any reason.

     (2) CONFIDENTIALITY. Executive acknowledges that, through his status as Executive Vice President of the Company, he has, and will have, possession of Confidential Information (as defined herein) as to the business of the Company. Executive agrees that all such Confidential Information constitutes a vital part of the business of the Company and its affiliates and is by its nature trade secrets and confidential information proprietary to the Company and its affiliates. Executive agrees that he shall not divulge, communicate, furnish or make accessible (whether orally or in writing or in books, articles or any other medium) to any individual, firm, partnership, corporation or other entity or person, any knowledge or information with respect to Confidential Information directly or indirectly relating to the business of the Company or any of its affiliates. The term "CONFIDENTIAL INFORMATION" shall mean any information not generally known in the relevant trade or industry or otherwise not generally available to the public, which was obtained from the Company or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Executive on behalf of the Company.

     (3) RETURN OF COMPANY DOCUMENTS. All memoranda, notes, lists, notebooks, records and other documents or papers (and all copies thereof), including such items stored in computer memories, portable computers and the like, on microfiche, disk or by any other means, made or compiled by or on behalf of Executive or made available to Executive relating to the Company are and shall be the Company's property and shall be delivered to the Company promptly upon the termination of Executive's employment with the Company or at any other time after such termination on request.

     (4) UNENFORCEABILITY. The provisions contained in Paragraphs 8 and 9 as to the time periods and scope of activities, persons or entities affected shall be deemed divisible so that, if any provision contained in Paragraphs 8 or 9 is determined to be invalid or unenforceable, such provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

     (5) 20

     (6) Remedies. Executive agrees that (i) the provisions of Paragraphs 8 and 9 are reasonable and necessary for the protection of the Company; (ii) the Company would not have entered into this Agreement unless the Executive agreed to the inclusion of such provisions; (iii) such provisions may not be adequately enforced by an action for damages and (iv) in the event of a breach thereof by Executive, the Company shall be entitled to apply for and obtain injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of such violation or otherwise to enforce specifically such provisions against such violation, without the necessity of the posting of any bond by the Company. The forgoing remedies are in addition to any rights the Company may have against Executive for damages in the event Executive breaches any of the provisions of Paragraphs 8 and 9.

10. PREVIOUS EMPLOYER

     (1) COMMITMENT TO PAY/FUND. The Company agrees to take the following actions with respect to the following commitments with respect to Executive's immediately prior employer, Enterprise Asset Management, Inc.("EAM") and
Executive:

     (i) LONG-TERM COMPENSATION ("LTC"). The Company shall pay the LTC to Executive as follows: (x) 1/3 on commencement of the Employment Period and 1/3 on each of the second and fourth anniversaries of the commencement of the Employment Period and (y) if this Agreement is terminated for any reason, Company shall make a lump sum payment equal to the present value (discounted at 10% per annum) of any unpaid LTC (the "LTC PAYMENT"). Executive shall reimburse Company to the extent Executive receives payment from EAM of LTC paid by the Company.

     (ii) LOAN GUARANTEES. If EAM fails to continue to guarantee existing loans owed by Executive, the Company shall provide replacement loans on the same or better terms and conditions as the existing loans ("REPLACEMENT LOANS").

     (iii)LOAN REPAYMENT. If EAM demands repayment prior to maturity of existing loans to Executive from EAM, the Company shall provide replacement loans on the same or better terms and conditions as the existing loans ("NEW LOANS").

         Executive's LTC, guarantees and loans are listed in SCHEDULE B attached hereto.

     In the event this Agreement is terminated for any reason, Executive shall repay all Replacement Loans and New Loans within ninety (90) days of such date of termination. The Replacement Loans and New Loans shall be nonrecourse to Executive and the Company's sole recourse for the repayment of any Replacement Loans or New Loans shall be any payments due to Executive from the Company under this Agreement, the Share Options and the assets which were purchased with the proceeds from the loans which have been replaced by the Replacement Loan or the New Loan.

     (2) INDEMNITY. In the event the Executive is made party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by EAM, its officers, directors, equity owners or Affiliates, by reason of Executive's having negotiated or entered into this Agreement or otherwise having become an employee of the Company, the Company shall indemnify, hold harmless and defend Executive against any and all claims, demands, suits, judgments, assessments and settlements including all expenses incurred or suffered by Executive in connection therewith (including, without limitation, all legal fees incurred using counsel reasonably acceptable to Executive) (collectively, "DAMAGES"). Expenses incurred by Executive in connection with any Proceeding shall be paid by the Company in advance upon request of Executive that the Company pay such expenses.

     (3) REPRESENTATIONS. Executive hereby represents and warrants to the Company that Executive has not entered into any written or oral agreement for employment with EAM or any other person or entity.

     (4) SURVIVAL. The provisions of this Paragraph shall remain in effect after this Agreement is terminated irrespective of the reasons for termination.


11.  ARBITRATION

     The parties hereto will endeavor to resolve in good faith any controversy, disagreement or claim arising between them with respect to the interpretation, performance or operation of Paragraphs 5(a)(iv)(A)(1) and 5(a)(vii)(E) of this Agreement. If they are unable to do so, any such controversy, disagreement or claim will be submitted to binding arbitration, for final resolution without appeal, by either party giving written notice to the other of the existence of a dispute with respect to such Paragraph which it desires to have arbitrated. The arbitration will be conducted in New York, New York by a panel of three (3) arbitrators and will be held in accordance with the rules of the American Arbitration Association. Of the three arbitrators, one will be selected by the Company, one will be selected by Executive and the third will be selected by the two arbitrators so selected. Each party will notify the other party of the arbitrator selected by him or it within fifteen (15) days after the giving of the written notice referred to in this Paragraph 11. The decision and award of the arbitrators must be in writing and will be final and binding upon the parties hereto. Judgment upon the award may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Subject to the provisions of Paragraph 12(b), the expenses of arbitration will be borne in accordance with the determination of the arbitrators.

12.  INDEMNIFICATION/LEGAL FEES/"KEY MAN" INSURANCE.

     (1) INDEMNIFICATION. In the event the Executive is made party or threatened to be made a party to any Proceeding, by reason of Executive's employment with or serving as an officer or director of the Company, the Company shall indemnify, hold harmless and defend Executive to the fullest extent authorized by Ohio law, as the same exists and may hereafter be amended, against any and all Damages and such indemnification shall continue as to Executive even after Executive is no longer employed by the Company and shall inure to the benefit of his heirs, executors, and administrators. Notwithstanding the foregoing, Executive shall not be entitled to indemnification pursuant to this Paragraph 12(a) if a court or other tribunal conclusively determines that Executive engaged in actions in connection with Executive's employment with the Company which were committed in bad faith, were the result of active and deliberate dishonesty, or constitute willful misconduct, fraud or gross negligence.

     Expenses incurred by Executive in connection with any Proceeding referred to in this Paragraph 12 shall be paid by the Company in advance upon request of Executive that the Company pay such expenses; but only in the event that Executive shall have delivered in writing to the Company an undertaking to reimburse the Company for expenses with respect to which Executive is not entitled to indemnification.

     The provisions of this Paragraph shall remain in effect after this Agreement is terminated irrespective of the reasons for termination. The indemnification provisions of this Paragraph shall not supersede or reduce any indemnification provided to Executive under any separate agreement, or the by-laws of the Company since it is intended that this Agreement shall expand and extend the Executive's rights to receive indemnity.

     The Company shall maintain in effect during the Employment Period a directors' and officers' liability insurance policy, with a policy limit of at least $10,000,000, subject to customary exclusions, with respect to claims made against officers and directors of the Company.

     (2) LEGAL FEES. Except as set forth below, if any contest or dispute shall arise between the Company and Executive regarding or as a result of any provision of this Agreement, the Company shall pay, or reimburse Executive for, all legal fees and expenses reasonably incurred by Executive in connection with such contest or dispute; PROVIDED, HOWEVER, that if Executive is not successful in respect of substantially all of Executive's claims pursued or defended in connection with such contest or dispute, Executive shall pay or reimburse the Company for all such fees and expenses advanced by the Company. Executive shall pay the first $25,000 of his fees or expenses as they are incurred and the Company shall pay all such fees and expenses over $25,000 as they are incurred. If Executive is successful in respect of substantially all of such claims, the Company shall reimburse Executive for any amounts paid by Executive as soon as practicable following the final resolution of such contest or dispute.

     (3) KEY MAN INSURANCE. Executive shall cooperate with, and take such actions as may be reasonably requested by, the Company in the event the Company determines to obtain "key man" insurance with respect to Executive.

     13.   SUCCESSORS AND ASSIGNS.

     (1) COMPANY. Unless Executive elects to terminate this Agreement as a result of a Change in Control, the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     (2) EXECUTIVE. This Agreement and all rights of Executive hereunder may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. Executive shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Executive's death by giving Company written notice thereof. If Executive should die following the date of termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by Executive, including, without limitation, under any applicable plan, or otherwise to his legal representatives or estate.

     14. MODIFICATION OR WAIVER

     No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Executive of any such right or remedy shall preclude other or further exercise thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

     The respective rights and obligations of the parties hereunder shall survive the Executive's termination of employment and termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

15.  NOTICES

         All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or delivered by a recognized delivery service or mailed, postage prepaid, by express, certified or registered mail, return receipt requested, and addressed to the Company at the address set forth above or Executive at his address as set forth in the Company records (or to such other address as shall have been previously provided in accordance with this Paragraph
15).

     16. GOVERNING LAW

     This agreement will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereunder.

     17. SEVERABILITY

     Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then, such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provisions or term or the remaining provisions or terms of this Agreement.

     18. COUNTERPARTS

         This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.

     19. HEADINGS

         The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

     20. ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

     21. EXCULPATION

         Notwithstanding anything contained herein to the contrary, this Agreement is made and executed on behalf of the Company by its officer(s) on behalf of the trustees thereof, and none of the trustees or any additional or successor trustee hereafter appointed, or any beneficiary, officer, employee or agent of the Company shall have any liability in his personal or individual capacity, but instead, Executive shall look solely to the property and assets of the Company for satisfaction of claims of any nature arising from or in connection with this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    COMPANY:
                                    -------
                                              FIRST UNION REAL ESTATE EQUITY AND
                                              MORTGAGE INVESTMENTS

                                              By:

                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------
                                    EXECUTIVE:
                                    ---------
                                                 -------------------------------
                                                 David Schonberger

                                   SCHEDULE A
                                   ----------
                              EXISTING INVESTMENTS
                              --------------------

DAVID SCHONBERGER
-----------------

         INVESTMENTS OWNED AND MANAGED
         -----------------------------

22.               Greenburgh, NY

23.               Mt. Kisco, NY (T.J. Maxx)

24.               Hopewell Junction - Land Contract

25.               GP - Ridgefield, CT - 24,000 Sq. ft. Mixed Use

         INVESTMENTS OWNED
         -----------------

26.               Emax Securities (various entities)

27.               Peru Mall

                                   SCHEDULE B
                                   ----------

                                DAVID SCHONBERGER
                                -----------------

Long Term Compensation              None

Loans from EAM                      None

Loans Guaranteed by EAM             None

                                   SCHEDULE A
                                   ----------

                              EXISTING INVESTMENTS
                              --------------------

DAN FRIEDMAN
------------

None

                                   SCHEDULE A
                                   ----------

                              EXISTING INVESTMENTS
                              --------------------

DAVID SCHONBERGER
-----------------

1.   Greenburgh, NY

2.   Mt. Kisco, NY (T.J. Maxx)

3.   Hopewell Junction - Land Contract

4.   GP - Ridgefiled, CT - 24,000 Sq. ft. Mixed Use

                                   SCHEDULE A
                                   ----------

                              EXISTING INVESTMENTS
                              --------------------

ANNE ZAHNER
-----------
None

                                   Schedule B
                                   ----------

                                  Dan Friedman



Long Term Compensation             $379,241.89

Loan from EAM                      $336.000.0

Loans Guaranteed by EAM            $115,000.00

                                   Schedule B
                                   ----------

                               David Schonberger
                               -----------------

Long Term Compensation        None

Loans from EAM                None

Loans Guaranteed by EAM       None

                                   Schedule B
                                   ----------

                                   Anne Zahner
                                   -----------


Long Term Compensation             $27,184.56

Loans from EAM           None

Loans Guaranteed by EAM            $139,000.00